Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Evermore Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Evermore Funds Trust for the period ended June 30, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Evermore Funds Trust for the stated period.

/s/ Eric LeGoff Eric LeGoff Chief Executive Officer, Evermore Funds Trust	/s/ Bart Tesoriero Bart Tesoriero Chief Financial Officer, Evermore Funds Trust
Dated: August 29, 2019	Dated: August 29, 2019

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Evermore Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.